Exhibit 99.(m)(1)(ii)

SCHEDULE A

to

PACIFIC SELECT FUND SERVICE PLAN

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Portfolios – Class I Shares Only

U.S. Fixed Income Funds:

Core Income Portfolio
Diversified Bond Portfolio
Floating Rate Income Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Intermediate Bond Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio

International Fixed Income Funds:

Emerging Markets Debt Portfolio

U. S. Equity Funds:

Dividend Growth Portfolio
Equity Index Portfolio
Focused Growth Portfolio
Growth Portfolio
Hedged Equity Portfolio
Large-Cap Core Portfolio (formerly named Main Street Core Portfolio)
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Value Advantage Portfolio
Value Portfolio

International Equity Funds:

Emerging Markets Portfolio
International Growth Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio

Sector Funds:

Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio

Asset Allocation/Balanced Funds:

ESG Diversified Portfolio

Schedule A to the Pacific Select Fund Service Plan

ESG Diversified Growth Portfolio
Pacific Dynamix – Conservative Growth Portfolio
Pacific Dynamix – Moderate Growth Portfolio
Pacific Dynamix – Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio

Effective: May 1, 2022

Agreed to and Accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Barbara A. Dare
Name: Barbara A. Dare
Title: Vice President